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                                                                   EXHIBIT 10.16


STATE OF NORTH CAROLINA
                                                      EARLY RETIREMENT AGREEMENT
COUNTY OF MECKLENBURG

         THIS EARLY RETIREMENT AGREEMENT (this "Agreement") is entered into as of June 10, 1998 by and between LANCE, INC., a North Carolina corporation (the "Company"), and PETER M. DUGGAN ("Duggan").

                              STATEMENT OF PURPOSE

         Duggan has been employed by the Company since July 18, 1994. On November 11, 1997, the Company and Duggan entered into an Executive Severance Agreement (the "Severance Agreement"), whereby the Company provided Duggan with certain benefits. Duggan currently holds the title of Senior Vice President of the Company.

         Duggan has decided to retire from his position with the Company. The Company and Duggan have entered into negotiations with a view toward resolving all issues relating to Duggan's employment with the Company and his retirement from that employment.

         As a result of these negotiations, Duggan and the Company have agreed that Duggan will retire and that Duggan and the Company will terminate their relationship on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement that are not expressly defined herein but are defined in the Severance Agreement have the respective meanings given those terms in the Severance Agreement. In addition, as used herein, the following terms shall have the following meanings:

         (a) "Affiliate" with reference to the Company means any Person that directly or indirectly is controlled by, or is under common control with, the Company. For purposes of this definition the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         (b) "Person" means any individual, corporation, association, partnership, business trust, joint stock company, limited liability company, foundation, trust, estate or other entity or organization of whatever nature.


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         (c)      "Effective Date" with reference to this Agreement means the eighth (8th) day following the execution of this Agreement, if not a Saturday, Sunday or legal holiday, and if such day is a Saturday, Sunday or legal holiday, then the first business day following such eighth (8th) day.

         2. RESIGNATION. Duggan hereby retires from employment and resigns from all offices, committees and positions he holds with the Company and its Affiliates, including but not limited to, Senior Vice President of the Company, with said resignation to be effective as of June 10, 1998. Duggan will remain on the payroll through June 26, 1998 and will be considered during such period as being on vacation, and in such connection will have no duties or responsibilities except to consult from time to time with Company officials regarding the transfer of his responsibilities to others. If requested by the Company, Duggan will execute any additional resignation letters, forms or other documents which acknowledge his resignation from such employment, positions, committees and offices.

         3. PAYMENTS BY THE COMPANY AND DEFERRAL. The Company agrees to pay or provide Duggan with the following:

         (a) Compensation and benefits to which Duggan is otherwise entitled as an employee of the Company at Duggan's current rate and status through June 26, 1998, in accordance with the Company's generally applicable policies and procedures;

         (b) Compensation and benefits to which Duggan is otherwise entitled under the Severance Agreement in accordance with the terms of the Severance Agreement. For purposes hereof, the Company acknowledges and agrees that Duggan shall be considered to have been involuntarily terminated Without Cause, and shall be due all payments and benefits set forth in paragraph 4 of the Severance Agreement;

         (c) Possession of the Company automobile used by Duggan in connection with his employment together with conveyance of title to said automobile promptly following the Effective Date of this Agreement;

         (d) Health benefits for Duggan until December 31, 2000 or his earlier death under the HMO coverage option under the Company's group medical plan. During this period, Duggan will be required to pay those amounts the Company's employees are customarily required to pay from time to time for such coverage and will be entitled to obtain at his expense optional family/dependent medical coverage under the Company's group medical plan. After December 31, 2000, the Company will provide to Duggan, at such expense to Duggan as shall then be required of the Company's retired executives, health benefits as a "retiree" under such program, if any, as may then be available to the Company's retired executives and/or their dependents;



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         (e)      Duggan has vested interests under Company sponsored 401(k),
                  Employee Stock Purchase and Incentive Equity plans. Duggan's vested interest in these plans shall be paid when and as provided in, and otherwise subject to, the terms, provisions and conditions of said plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions, except that the Company shall request the Compensation/Stock Option Committee of the Board of Directors of the Company to amend Duggan's nonqualified stock option agreements to provide that vested shares may be exercised for three years after June 26, 1998 and to amend Duggan's performance restricted stock award agreements to provide that the awards be prorated monthly;

         (f) As of June 2, 1998, Duggan has a balance of $14,675 in the Company sponsored Profit Sharing Retirement Plan, $640 in the Company sponsored 401(k) Plan and a balance of $7,582 in the Company sponsored Benefit Restoration Plan. None of these balances are vested; however, as an additional severance benefit, the Company will pay Duggan an amount equal to those unvested balances, plus an amount equal to the income taxes payable by Duggan on such amount, provided, that the Company shall not be obligated to pay these amounts to Duggan until December 31, 1998 and provided further, to the extent that amendments to the Profit Sharing Retirement Plan, 401(k) Plan or the Benefit Restoration Plan permit vesting and immediate payment of such balances prior to December 31, 1998 for Duggan, the Company shall not be obligated to make such payments;

         (g) The Company will provide Duggan, at no expense to him, outplacement services for a period of up to twelve months beginning in 1998 at a cost not to exceed $30,000;

         (h) Duggan hereby elects to defer until January 31, 1999 $200,000 of the compensation payable pursuant to Section 3(b) hereof and the Company agrees to pay such deferred amount to Duggan no earlier than January 4, 1999 and no later than January 31, 1999, plus interest at 6% on such amount from June 26, 1998 until paid;

         (i) Duggan hereby elects to defer until December 31, 2000 $25,000 of the compensation payable pursuant to Section 3(b) hereof and the Company agrees to pay such deferred amount to Duggan no earlier than December 15, 2000 and no later than December 31, 2000, plus interest at 6% on such amount from June 26, 1998 until paid;

         (j) In consideration for the non-competition agreements of Duggan contained in Section 7 hereof, the sum of $90,544. No withholdings for income or employment taxes shall be made from the amount paid pursuant to this Section 3(j).



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         4. TERMINATION OF THE COMPENSATION AND BENEFITS ASSURANCE AGREEMENT AND
ALL OTHER BENEFITS NOT SPECIFIED IN THIS AGREEMENT. On November 11, 1997, Duggan and the Company entered into a Compensation and Benefits Assurance Agreement which was intended to provide Duggan with certain compensation and benefits in the event of the termination of his employment under certain specified circumstances in connection with a Change in Control, as defined in the Compensation and Benefits Assurance Agreement. It is agreed that this Agreement is not being entered into in connection with a Change in Control, that Duggan is not entitled to receive any compensation or benefits under the Compensation and Benefits Assurance Agreement, that the Compensation and Benefits Assurance Agreement is hereby terminated and that neither party has any further rights and obligations thereunder. The Company and Duggan acknowledge and agree that all other benefits and perquisites related to or resulting from Duggan's employment and positions with the Company and its Affiliates, which are not described and provided for in this Agreement, terminate on the Effective Date, and that the Company has no further obligations with respect thereto.

         5. CONFIDENTIAL INFORMATION AND COMPANY PROPERTY. Duggan acknowledges that by reason of Duggan's employment by the Company, Duggan has had access to certain Company "Trade Secrets" (as defined in the North Carolina Trade Secrets Protection Act, N.C.G.S. ss.66-152) and confidential product formulations (collectively "Confidential Information"). Duggan agrees that he shall not directly or indirectly use, reveal, disclose or remove from the Company's premises Confidential Information or material containing Confidential Information, without the prior written consent of the Company. In addition, Duggan agrees that he will turn over and return to the Company no later than June 26, 1998 all property whatsoever of the Company now in his possession (including keys and credit cards).

         6. EMPLOYMENT TAXES AND WITHHOLDINGS. Duggan acknowledges and agrees that the Company shall withhold from the payments and benefits described in this Agreement all taxes, including income and employment taxes, required to be so deducted or withheld under applicable law.

         7. NON-COMPETITION. Duggan agrees that in consideration of the payment by the Company under Section 3(j) hereof, he will not during the period June 27, 1998 through December 26, 1999, become employed by, perform services for or consult with the following corporations, their subsidiaries or affiliates which are involved in the manufacture or sale of sandwich crackers, or their successors or assigns: Frito Lay, Tom's, Nabisco, Keebler and Austin.

         8. RELEASE OF THE COMPANY. Duggan, on behalf of himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company and its Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns, from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all "Employment-Related Claims," which Duggan now has or may have by reason of any thing occurring, done or omitted to be done to the date of this Agreement; provided, however, this release shall not apply to (i) any claims which Duggan may



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have for the payments or benefits expressly provided for Duggan or otherwise specifically referred to in this Agreement; or (ii) the Company's obligation to defend and indemnify Duggan in accordance with the provisions of the Company's Bylaws and Restated Articles of Incorporation. For purposes of this Agreement, "Employment-Related Claims" means all rights and claims Duggan has or may have:

         (i) related to his employment by or status as an employee of the Company or any of its Affiliates or the termination of that employment or status or to any employment practices and policies of the Company, or its Affiliates; or

         (ii) under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA").

         9. SPECIAL ADEA WAIVER ACKNOWLEDGEMENTS. DUGGAN ACKNOWLEDGES AND AGREES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING RIGHTS AND CLAIMS ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED ("ADEA"). DUGGAN FURTHER ACKNOWLEDGES AND AGREES THAT:

         (a) THIS AGREEMENT DOES NOT RELEASE, WAIVE OR DISCHARGE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS AGREEMENT;

         (b) HE IS ENTERING INTO THIS AGREEMENT AND RELEASING, WAIVING AND DISCHARGING RIGHTS OR CLAIMS ONLY IN EXCHANGE FOR CONSIDERATION WHICH HE IS NOT ALREADY ENTITLED TO RECEIVE;

         (c) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT AND IS EXECUTING THIS AGREEMENT WITH THE ADVICE OF COUNSEL;

         (d) HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, THAT HE HAS UP TO TWENTY-ONE DAYS (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND THAT IF HE EXECUTES THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, THEN HE EXPRESSLY WAIVES HIS RIGHTS WITH RESPECT TO THE REMAINING TIME AND THAT THE AGREEMENT WILL BECOME EFFECTIVE FOLLOWING THE EXPIRATION OF THE SEVEN (7) DAY PERIOD REFERRED TO IN PARAGRAPH 8 (e) BELOW; AND



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         (e)      HE IS AWARE THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR
                  ENFORCEABLE UNTIL SEVEN (7) DAYS FOLLOWING HIS EXECUTION OF THIS AGREEMENT AND THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME DURING SUCH PERIOD BY DELIVERING (OR CAUSING TO BE DELIVERED) TO THE PRINCIPAL OFFICE OF THE COMPANY NOTICE OF HIS REVOCATION OF THIS AGREEMENT NO LATER THAN 5:00 P.M. EASTERN TIME ON THE SEVENTH (7TH) FULL DAY FOLLOWING HIS EXECUTION OF THIS AGREEMENT.

         10. CONFIDENTIALITY OF THIS AGREEMENT; EMPLOYMENT REFERENCE. Duggan shall not at any time, directly or indirectly, discuss with or disclose to anyone (other than to members of his immediate family, his attorney, his tax advisors and the appropriate taxing authorities or as otherwise required by law, hereinafter "Qualified Persons") the terms of this Agreement, including the amounts payable hereunder. Duggan further agrees that he shall not discuss with anyone other than Qualified Persons the circumstances surrounding the termination of his employment. If any person asks Duggan about the above matters, he will simply say that he retired from the Company and all issues relating to his employment have been resolved. Duggan further agrees that for a period of five years from the Effective Date, he will refrain from making derogatory comments about the Company or its agents or affiliates to the Company's customers, suppliers or employees. The Company agrees that for a period of five years from the Effective Date, the Company and its officers will likewise refrain from making derogatory comments about Duggan to the Company's customers, suppliers or employees. The Company further agrees that if any person makes inquiry concerning Duggan, the Company will advise such person only as to the dates of Duggan's employment with the Company, the positions held and that he voluntarily retired from the Company.

         11. APPLICABLE LAW. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Duggan, his heirs, executors and administrators.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and Duggan has hereunto set his hand and seal, all as of the day and year first above written.

                                   LANCE, INC.

[CORPORATE SEAL]

ATTEST:                            By    s/ Paul A. Stroup, III
                                         ---------------------------------------
                                         President
s/ Robert S. Carles
----------------------------
Secretary

                                         s/ Peter M. Duggan               [SEAL]
                                         ---------------------------------
                                         Peter M. Duggan



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                               AMENDMENT AGREEMENT


         THIS AMENDMENT AGREEMENT (the "Agreement") is entered into as of June 26, 1998 by and between LANCE, INC., a North Carolina corporation (the "Company"), and PETER M. DUGGAN ("Duggan").

                              STATEMENT OF PURPOSE

         The Company through its Compensation/Stock Option Committee has heretofore granted to Duggan certain nonqualified stock options and performance restricted stock awards. Pursuant to Early Retirement Agreement dated as of June 10, 1998 Duggan has retired from the Company. The Committee has authorized amendments to certain Nonqualified Stock Option Agreements and Performance Restricted Stock Award Agreements between the Company and Duggan on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties hereto mutually agree as follows:

         1.       AMENDMENT OF NONQUALIFIED STOCK OPTION AGREEMENTS.

                  (a) The Nonqualified Stock Option Agreement dated April 19, 1996 between the Company and Duggan is hereby amended to provide that the vested option to purchase 6,350 shares of the Common Stock of the Company may be exercised by Duggan at any time prior to three years from the date hereof, through June 25, 2001.

                  (b) The Nonqualified Stock Option Agreement dated April 18, 1997 between the Company and Duggan is hereby amended to provide that the vested option to purchase 2,512 shares of the Common Stock of the Company may be exercised by Duggan at any time prior to three years from the date hereof, through June 25, 2001.

         2.       AMENDMENT OF PERFORMANCE RESTRICTED STOCK AWARD AGREEMENTS.

                  (a) The Performance Restricted Stock Award Agreement dated April 18, 1997 between the Company and Duggan is hereby amended to provide that the Shares are vested pro rata based on the number of full months from the date of award through the date hereof to the date three years after the award date which results in the vesting of 603 shares of Common Stock of the Company which shares shall be issued to Duggan without restriction. The balance of the Shares shall be forfeited.

                  (b) The Performance Restricted Stock Award Agreement dated April 16, 1998 between the Company and Duggan is hereby amended to provide that the Shares are vested pro rata based on the number of full months from the



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                           date of award through the date hereof to the date
                           three years after the award date which results in the vesting of 78 shares of Common Stock of the Company which shares shall be issued to Duggan without restriction. The balance of the Shares shall be forfeited.

         3. MISCELLANEOUS. Except as expressly modified herein the above described Nonqualified Stock Option Agreements and Performance Restricted Stock Award Agreements shall remain in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of Duggan, his heirs, executors and administrators.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Duggan has hereunto set his hand and seal, all as of the day and year first above written.

                                   LANCE, INC.



                                   By     s/ Earl D. Leake
                                       -----------------------------------------
                                          Vice President



                                          s/ Peter M. Duggan              [SEAL]
                                   ---------------------------------------
                                   Peter M. Duggan




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